Exhibit 10.102

AMENDMENT NO. 1 TO

AGREEMENT FOR LIMITED WAIVER OF NON-CIRCUMVENTION PROVISION AND TO COMPROMISE AGREEMENT AND RELEASE

THIS AMENDMENT NO. 1 TO AGREEMENT FOR LIMITED WAIVER OF NON-CIRCUMVENTION PROVISION AND TO COMPROMISE AGREEMENT AND RELEASE (the “Amendment”) is made as of this 1st day of October, 2015, by and between Twinlab Consolidated Holdings, Inc., a Nevada corporation (the “Company”), and Capstone Financial Group, Inc., a Nevada corporation (“Capstone”).

WHEREAS, the Company and Capstone are parties to that certain Agreement for Limited Waiver of Non-Circumvention Provision, dated as of July 5, 2015 (the “Waiver Agreement”), whereby Capstone, for a fee as set forth therein, agreed to provide the Company with a limited waiver of the “Noncircumvention Provision” (as defined in the Waiver Agreement) with respect to a particular “Investor” (as defined in the Waiver Agreement);

WHEREAS, the Company and Capstone are also parties to that certain Compromise Agreement and Release, dated as of May 28, 2015 (the “Compromise Agreement” and, together with the Waiver Agreement, the “Agreements”), whereby, among other things, Capstone granted to the Company three separate contingent call option rights to acquire from Capstone, at a call option exercise price of $0.01 per share, a number of shares of outstanding Company Common Stock owned by Capstone;

WHEREAS, the Company has requested that Capstone waive any fee that might otherwise be due under the Waiver Agreement with respect to Investor;

WHEREAS, Capstone has requested the termination of all of the contingent call option rights under the Compromise Agreement;

WHEREAS, Capstone has agreed to waive its right to any fee with respect to Investor pursuant to the Waiver Agreement; and

WHEREAS, the Company has agreed to terminate all of the contingent call option rights under the Compromise Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.                  Section 1.2 of the Waiver Agreement is hereby deleted in its entirety and replaced with the following:

“Accordingly, for good and valuable consideration, the sufficiency and receipt of which are hereby expressly acknowledged, Capstone shall, and hereby does, waive the Noncircumvention Provision as to the Investor.”

2.                  Section 2 (inclusive of sub-sections 2.1 through 2.9) of the Waiver Agreement is hereby deleted in its entirety and replaced with the following:

“2. No Waiver Fee. Capstone is providing the waiver granted to Company herein with respect to the Investor free of charge (except for the consideration set forth in a certain Amendment to this Agreement dated October 1, 2015), and there shall be no waiver fee, or fee of any kind, due to Capstone with respect to the waiver granted herein or with respect to any investment at any time by Investor in the equity securities of the Company, including without limitation, options or convertible securities.”

3.                  In addition to and without limitation of the group of persons and entities currently identified and defined as “Investor” in Schedule A to the Waiver Agreement, the term Investor as used therein shall, and does hereby, also expressly include Golisano Holdings, LLC, a New York limited liability company.

4.                  Section 5 of the Compromise Agreement is hereby deleted in its entirety and replaced with the following: “[Reserved.]”

5.                  Exhibit B of and to the Compromise Agreement is hereby deleted in its entirety.

6.                  Each party hereto agrees to execute and perform such other documents and acts as are reasonably required in order to facilitate the terms of this Amendment, and the intent thereof, and to cooperate in good faith in order to effectuate the provisions of this Amendment.

7.                  Each party represents and warrants to the other party that its execution and delivery of this Amendment have been duly authorized by its Board of Directors and do not violate any law or any agreement between it and any third party. Each individual signing this Amendment on behalf of a party represents and warrants in his individual capacity to the other party that his execution and delivery of this Amendment on behalf of such first party has been duly authorized by such first party’s Board of Directors.

8.                  Except as expressly modified by this Amendment, all terms and conditions of the respective Agreements shall remain in full force and effect.

9.                  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. A signed, including electronically signed, copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Agreement for Limited Waiver of Non-Circumvention Provision and to Compromise Agreement and Release as of the day and year first written above.

COMPANY		CAPSTONE

Twinlab Consolidated Holdings, Inc.		Capstone Financial Group, Inc.

By:	/s/ Thomas Tolworthy	By:	/s/ Darin Pastor
	Thomas Tolworthy		Darin Pastor
	Chief Executive Officer		Chief Executive Officer